Exhibit 99.1

Envivio Reports Second Quarter Fiscal 2016 Financial Results

Q2 revenue increased 23% sequentially to $11.7 million;

Company continues to make significant progress toward profitability;

Company obtains significant wins and order expansions from US Tier 1 Operators

SAN FRANCISCO, Calif., September 3, 2015 — Envivio, Inc. (Nasdaq:ENVI), a leading provider of software-based video processing and delivery solutions, today announced financial results for the quarter ended July 31, 2015.

Financial Highlights

•	Revenue for the second quarter of fiscal 2016 was $11.7 million, compared with $9.5 million in the first quarter of fiscal 2016 and $11.5 million in the second quarter of fiscal 2015.

•	GAAP net loss for the second quarter of fiscal 2016 was $0.6 million, or $0.02 per share, compared with a GAAP net loss of $0.8 million, or $0.03 per share, in the first quarter of fiscal 2016 and GAAP net loss of $4.1 million, or $0.15 per share, in the second quarter of fiscal 2015.

•	Non-GAAP net loss for the second quarter of fiscal 2016 was $0.4 million, or $0.01 per share. This is compared with a non-GAAP net loss of $0.5 million, or $0.02 per share, in the first quarter of fiscal 2016 and non-GAAP net loss of $3.5 million, or $0.13 per share, in the second quarter of fiscal 2015.

“We are pleased by our second quarter results and our significant progress towards profitability. Revenues of $11.7 million were driven by strong order momentum resulting from several large Tier 1 customer wins, combined with significant expansion orders,” said Julien Signès, founder and CEO of Envivio. “We continue to balance our progress toward profitability with investing in our future through innovation in key areas. We signed our first Nuage international customer and are also seeing accelerated momentum for large, software only converged head-end solutions.”

As of July 31, 2015, Envivio had cash and cash equivalents of $34.5 million, up $1.7 million quarter over quarter.

Q2 Business and Product Highlights

•	Gross Margin – The continuing momentum in adoption of software only solutions resulted in an increase of gross margins to 70.2 percent compared with 58.3 percent in the second quarter of fiscal 2015.

•	Tier 1 Operator Revenue – 38 percent of Envivio’s revenue this quarter came from three US Tier 1 operators who made significant expansions to their existing installations, plus a new Tier 1 customer order.

•	New Customers – Envivio secured orders from four new customers, to add to its global roster of video service providers.

•	First Nuage Customer Win – We are pleased to report the first win of the Nuage video cloud solution. Envivio Nuage was launched last year and is an advanced, fully virtualized, live SaaS end-to-end video delivery solution that offers up to 4K live streaming to any device.

•	Technology Momentum -

•	In the second quarter, Envivio broadcasted the French leg of the Volvo Ocean Race in Lorient in ultra-high definition 4K. In addition to broadcasting in ultra-high definition, high dynamic range (or HDR) video and 3D audio, Envivio’s Muse Ultra HD encoder was extended with HDR capabilities, enabling a compression of content in 4K 10 bit HDR 50fps, providing increased realism of on-screen images, better color accuracy and highly improved contrast.

•	Envivio’s Halo product received a new US Tier 1 win with their first deployment of Halo. There continues to be strong interest for the Halo product from existing and prospective customers. Later this month at IBC, Envivio will showcase its new cloud DVR solution combining next-generation process techniques, from efficient software-defined storage, the uses of the latest compression standards to packaging and even transcoding on the fly, resulting in up to 26x reduction in necessary storage capacity.

•	Product Enhancements – In the second quarter of fiscal 2016, Envivio introduced two hardware platforms optimized for video processing, the Envivio G6 and Envivio X1. The G6 targets the high-end larger customer and has a 50 percent decrease in price performance, while the X1 is an optimized platform for smaller operators and emerging markets and has a 40 percent decrease in price performance. Both products have the power and performance capabilities of the latest generation Intel-based hardware platforms to further increase the capacity and performance of Envivio’s Muse processing software. The Muse video compression solution has already proven itself: in customer trials, the new Muse Live 4.0 version delivered outstanding quality H.264 video while using less bandwidth than other solutions.

Conference Call Information

Envivio will host a conference call and live audio webcast for analysts and investors at 5:00 p.m. ET on September 3, 2015.

•	Parties in the United States and Canada can access the call by dialing 1-877-407-4018.

•	International parties can access the call by dialing 1-201-689-8471.

•	When dialing into the call, ask for the Envivio Second Quarter FY 2016 Financial Results.

The audio webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com. A replay of the conference call will be available beginning at 8 p.m. ET September 3, 2015 through September 10, 2015 until 11:59 p.m. ET. To access the replay, parties in the United States and Canada should call 1-877-870-5176 and enter PIN 13616565. International parties should call 1-858-384-5517 and enter PIN 13616565.

Non-GAAP Financial Measurements

This news release dated September 3, 2015 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation expense. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, share-based compensation expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding balancing profitability with investing in Envivio’s future through innovation in key areas; accelerated momentum for large, software only converged head-end solutions; continued strong interest in Envivio’s Halo product; and the anticipated benefits and features of Envivio’s products. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the three and six months ended July 31, 2015 are different than the results set forth in this press release, unexpected changes in Envivio’s business, the loss of significant customers, changes in capital spending in the markets Envivio serves, the inability to convert bookings into revenue at all or in a timely basis within a quarterly period, the failure of Envivio’s target markets to develop as anticipated, the actions taken by Envivio to reduce operating expenses are not effective, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in our operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of our sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Quarterly Report on Form 10-Q for the three months ended April 30, 2015 and other SEC reports, which can be found at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Product information is intended to outline our general product direction, is not a commitment, promise or legal obligation to deliver any material, code, or functionality, and should not be relied on in making a purchasing decision. The development, release, and timing of any features or functionality described for our products, remains at our sole discretion. Envivio reserves the right to modify future product plans at any time. These new software options may be purchased separately when and if available.

About Envivio

Envivio (NASDAQ:ENVI) is a global market leader and innovator of video software solutions that are trusted by video service providers and content companies worldwide to power stunning video quality and captivating, personalized experiences to their millions of viewers on any device, over any network. Leveraging its pioneering and technically superior virtualized video delivery solutions, Envivio enables video operators of any size to increase revenues and reduce costs while uniquely providing the best-in-class quality, reliability, efficiency, and scalability to support the new age of video anywhere. Envivio is headquartered in San Francisco, California with offices worldwide in France, China and Singapore. Visit www.envivio.com for more information, or connect with us on LinkedIn.

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

	July 31,	January 31,
	2015	2015
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$34,534	$37,790
Accounts receivable, net of allowance for doubtful accounts	11,536	8,780
Inventory	155	171
Prepaid expenses and other current assets	2,349	3,655
Deferred inventory costs	491	86

Total current assets	49,065	50,482

Property and equipment, net	4,363	3,590
Restricted cash	329	329
Other non-current assets	164	202

Total assets	$53,921	$54,603

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,113	$5,480
Accrued compensation	4,558	5,070
Accrued liabilities	2,249	3,296
Deferred revenue, current	7,097	5,999

Total current liabilities	20,017	19,845

Deferred revenue, net of current portion	866	711
Other non-current liabilities	1,289	1,562
Deferred rent	733	498

Total liabilities	22,905	22,616

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	157,128	156,604
Accumulated other comprehensive loss	(1,154)	(1,079)
Accumulated deficit	(124,986)	(123,566)

Total stockholders’ equity	31,016	31,987

Total liabilities and stockholders’ equity	$53,921	$54,603

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended July 31,		Six months ended July 31,
	(in thousands, except for share and per share amounts)
	2015	2014	2015	2014
Revenue:
Product	$8,933	$8,852	$15,652	$14,963
Professional services and support	2,752	2,600	5,546	4,903

Total revenue	11,685	11,452	21,198	19,866

Cost of revenue:
Product	2,784	4,077	4,477	6,128
Professional services and support	693	704	1,272	1,348

Total cost of revenue	3,477	4,781	5,749	7,476

Gross profit	8,208	6,671	15,449	12,390

Operating expenses:
Research and development	2,017	2,257	3,920	4,757
Sales and marketing	4,441	5,374	8,379	10,442
General and administrative	2,240	2,989	4,486	5,669

Total operating expenses	8,698	10,620	16,785	20,868

Loss from operations	(490)	(3,949)	(1,336)	(8,478)
Interest income, net	21	1	27	4
Other expense, net	48	(55)	(31)	(88)

Loss before provision (benefit) for income taxes	(421)	(4,003)	(1,340)	(8,562)
Income tax provision (benefit)	200	82	80	53

Net loss	$(621)	$(4,085)	$(1,420)	$(8,615)

Net loss per share of common stock, basic and diluted	$(0.02)	$(0.15)	$(0.05)	$(0.32)
Shares used in computing net loss per share of common stock, basic and diluted	27,725,755	27,496,793	27,721,425	27,322,736

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)

	Three Months Ended			Six months ended
	(in thousands, except for share and per share amounts)
	July 31, 2015	April 30, 2015	July 31, 2014	July 31, 2015	July 31,2014
GAAP gross margin	$8,208	$7,241	$6,671	$15,449	$12,390
Stock-based compensation	11	10	7	21	14

Non-GAAP gross margin	8,219	7,251	6,678	15,470	12,404
GAAP operating expenses	8,698	8,087	10,620	16,785	20,868
Stock-based compensation	(217)	(270)	(617)	(487)	(1,223)

Non-GAAP operating expenses	8,481	7,817	10,003	16,298	19,645
GAAP operating loss	(490)	(846)	(3,949)	(1,336)	(8,478)
Stock-based compensation	228	280	624	508	1,237

Non-GAAP operating loss	(262)	(566)	(3,325)	(828)	(7,241)
GAAP Net loss	(621)	(799)	(4,085)	(1,420)	(8,615)
Stock-based compensation	228	280	624	508	1,237

Non-GAAP net loss	$(393)	$(519)	$(3,461)	$(912)	$(7,378)

GAAP net loss per share of common stock, basic and diluted	$(0.02)	$(0.03)	$(0.15)	$(0.05)	$(0.32)
Non-GAAP net loss per share of common stock, basic and diluted	$(0.01)	$(0.02)	$(0.13)	$(0.03)	$(0.27)
Shares used in computing net loss per share of common stock, basic and diluted	27,725,755	27,716,948	27,496,793	27,721,425	27,322,736

CONTACT:

NMN Advisors

Investor Relations

Avelina Kauffman

ir@envivio.com

+1.510.344.2664